UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

TravelCenters of America Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33274 (Commission File Number)	20-5701514 (I.R.S. Employer Identification No.)

24601 Center Ridge Road, Westlake, OH		44145-5639
(Address of principal executive offices)		(Zip Code)

(440) 808-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Shares of Common Stock, $0.001 Par Value Per Share	TA	The Nasdaq Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2020 (the “Closing Date”), TravelCenters of America Inc. (the “Company”) entered into a Credit Agreement with Citibank, N.A., as administrative agent, Delaware Trust Company, as collateral agent, and the lenders from time to time party thereto (the “Term Loan Credit Agreement”), which provides for a new $200.0 million senior secured term loan facility (the “Term Loan Facility”).

Interest Rate

Borrowings under the Term Loan Facility shall bear interest at a rate per annum equal to, at the election of the Company, either (a) an alternate base rate (which will be the highest of (i) the prime rate, (ii) 0.5% per annum above the federal funds effective rate and (iii) one-month LIBOR plus 1.00% per annum) plus 5.00% or (b) LIBOR rate (subject to a floor of 1.00%) determined by reference to the cost of funds for U.S. dollar deposits, plus 6.00% (or, if no interbank rate that is broadly accepted by the syndicated loan market exists, a successor or alternative index rate as determined in accordance with the terms of the Term Loan Credit Agreement). Interest is payable on a quarterly basis based on the principal amount outstanding during the preceding quarter.

Amortization and Final Maturity

The Term Loan Facility requires scheduled quarterly amortization payments equal to 0.25% of the original principal amount of the Term Loan Facility, with the balance of the Term Loan Facility to be paid on December 14, 2027.

Mandatory Prepayments

The Term Loan Facility requires customary mandatory prepayments on account of excess cash flow, non-ordinary course asset sales and casualty and condemnation events.

Voluntary Prepayments

Voluntary prepayments of the Term Loan Facility within twenty four months of the Closing Date will be subject to a customary make-whole premium. Thereafter, the Term Loan Facility may be voluntarily prepaid at any time without premium or penalty.

Guarantees and Security

All obligations under the Term Loan Facility are unconditionally guaranteed jointly and severally by substantially all of each of the Company’s existing and future direct and indirect wholly-owned domestic subsidiaries.

All obligations under the Term Loan Facility are secured, subject to certain exceptions, by substantially all of the assets of the Company and substantially all of its wholly-owned domestic subsidiaries.

Certain Covenants and Events of Default

The Term Loan Facility contains a number of restrictive covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and the ability of its subsidiaries to incur additional indebtedness; pay dividends on capital stock or redeem, repurchase or retire capital stock; make investments, acquisitions, loans and advances; create negative pledges or restrictions on the payment of dividends or payment of other amounts owed from subsidiaries; engage in transactions with affiliates; sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries; materially alter the conduct of the business; modify certain material documents; change the fiscal year; consolidate, merge, liquidate or dissolve; incur liens; and make prepayments of unsecured or junior lien secured debt.

The Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and reporting obligations. In addition, the lenders under the Term Loan Facility are permitted to accelerate the loans or exercise other specified remedies available to secured creditors upon the occurrence of certain events of default, subject to certain grace periods and exceptions, which include, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain material indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments and changes of control.

In connection with entering into the Term Loan Credit Agreement, the Company also entered into an amendment (the “ABL Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of October 25, 2011, by and among the Company and TA Operating LLC, as borrowers, each of the guarantors named therein, Wells Fargo Capital Finance LLC, as agent, and the lenders from time to time party thereto (the “ABL Credit Agreement”). The Amendment amended the ABL Credit Agreement to, among other things: (a) permit the incurrence of the Term Loan Credit Facility and (b) increase the unused line fee by 12.5 basis points to 37.5 basis points.

The foregoing summaries of the Term Loan Credit Agreement and the ABL Amendment are subject to, and qualified in their entirety by, the full text of the Term Loan Credit Agreement and the ABL Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of December 14, 2020 among TravelCenters of America Inc., Citibank, N.A., as administrative agent, Delaware Trust Company, as collateral agent, and the lenders from time to time party thereto.
10.2	Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated as of December 14, 2020, among TravelCenters of America Inc. and TA Operating LLC, as borrowers, each of the guarantors named therein, Wells Fargo Capital Finance LLC, as agent, and the lenders from time to time party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TravelCenters of America Inc.

Date: December 16, 2020	By:	/s/ Peter J. Crage
Peter J. Crage
Executive Vice President, Chief Financial Officer and Treasurer